  EXHIBIT 10.1

AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

This Amendment No. 1 to Asset Purchase Agreement (this “Amendment”) is entered into as of May 30, 2025 (the “Amendment Date”), by and between Innovative MedTech, Inc., a Delaware corporation (“Buyer”), and Grand Concierge LLC d/b/a TicketBash, a New York limited liability company (“Seller”). Capitalized terms used but not otherwise defined herein will have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

A. Buyer and Seller previously entered into that certain Asset Purchase Agreement dated April 25, 2025 (the “Purchase Agreement”).

B. Buyer and Seller have agreed, subject to the terms, amendments, conditions and understandings expressed in this Amendment, to amend the Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment are true and accurate and are hereby incorporated into and made a part of this Amendment.

2. Amendments.

(a) Section 2.5(c) of the Purchase Agreement is hereby deleted in its entirety, Section 2.5(a) is hereby deleted in its entirety and replaced with the following:

(a) Purchase Price; Closing. The Purchase Price for the Transferred Assets shall consist of the following (the “Purchase Price”):

i. A number of shares (the “Shares”) of newly designated preferred stock that shall have voting rights equal to sixty percent (60%) of the total voting rights of Buyer, and which shares of preferred stock shall have no economic rights, except that such shares shall automatically convert into sixty percent (60%) of the total number of outstanding shares of Buyers common and preferred stock on a fully diluted basis calculated as of June 1, 2025 (the “Common Shares”), immediately upon the payment by Buyer of all of the Initial Cash Payment (as defined below), and shall not convert prior to payment of the entire Initial Cash Payment, unless otherwise mutually agreed to between the Parties;

ii. An initial cash payment of $1,000,000 (the “Initial Cash Payment”) by Buyer to Seller, which shall be paid in installments to be mutually agreed upon by the Buyer and Seller and which shall be paid over a ten (10) month period from the date of this Amendment, $87,500 of which has been paid as of the date hereof. If the Initial Cash Payment is not paid in full to Seller on or before the date that is ten months after the date hereof (April 1, 2025) (“Full Payment Date”) the parties shall agree to either: (i) extend the Full Payment Date to a later date, (ii) complete the sale of the Transferred Assets from Seller to Buyer, on terms to be mutually agreed upon, or (iii) to terminate the transaction whereby Seller will agree to repay to Buyer all amounts paid to Seller pursuant to the Initial Cash Payment over a twenty-four month period in equal monthly installments;

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iii. An additional cash payment of $2,000,000 by Buyer to Seller over a thirty-six (36) month period based on Revenue and Net Income milestones to be mutually agreed upon by the Parties;

iv. Additional perpetual royalty payments by Buyer to Seller, payable monthly, based on aggregate revenues generated by the Buyer Subsidiary, as follows:

Revenue	Royalty
Up to $15 MM	2%
$15MM - $25 MM	4%
$25MM +	5%

v. Annual bonus payments paid to Seller based on revenue and net income milestones to be mutually agreed upon by the Parties;

vi. Board Seats. Seller shall appoint two (2) of its nominees as members of the Board of Directors of Buyer.

Upon execution of this Agreement, the Shares shall be immediately issued by Buyer to Seller or its nominee(s) as directed by Seller, two of Seller’s nominees shall immediately be appointed to the Board of Directors of Buyer, and Michael Friedman shall be appointed a manager of Seller. However, as the Transferred Assets are subject to encumbrances prohibiting transfer, the Closing and the transfer of the Transferred Assets shall not occur until the Initial Cash Payment has been made, and immediately following that payment, the Transferred Assets shall be transferred to Buyer, and the Shares shall convert into the Common Shares, except as set forth in Section 2.5(a)(ii).

3. Representations and Warranties. Each of Seller and Buyer, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

(a) Such party has full power and authority to enter into this Amendment and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action.

(b) No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Amendment or the performance of any of the obligations of such party hereunder.

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4. Certain Acknowledgments. Each of the parties acknowledges and agrees that no property or cash consideration of any kind whatsoever has been or shall be given by Buyer to Seller in connection with this Amendment.

5. Other Terms Unchanged. The Purchase Agreement, as amended by this Amendment, remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the parties, and is in all respects agreed to, ratified, and confirmed. Any reference to the Purchase Agreement after the date of this Amendment is deemed to be a reference to the Purchase Agreement as amended by this Amendment. If there is a conflict between the terms of this Amendment and the Purchase Agreement, the terms of this Amendment shall control. No forbearance or waiver may be implied by this Amendment. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Buyer under the Purchase Agreement, as in effect prior to the date hereof. For the avoidance of doubt, this Amendment shall be subject to the governing law, venue, and Arbitration Provisions, as set forth in the Purchase Agreement.

6. No Reliance. Seller acknowledges and agrees that neither Buyer nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Seller or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Amendment and, in making its decision to enter into the transactions contemplated by this Amendment, Seller is not relying on any representation, warranty, covenant or promise of Buyer or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Amendment.

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Amendment (or such party’s signature page thereof) will be deemed to be an executed original thereof.

8. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and the consummation of the transactions contemplated hereby.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

BUYER: Innovative MedTech, Inc. By: /s/ Michael J. Friedman Michael J. Friedman, President & CEO SELLER: Grand Concierge LLC d/b/a TicketBash By: /s/ Vincent Greico Vincent Greico, President and CEO

[Signature Page to Amendment No. 1 to Asset Purchase Agreement]